Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑1 of our report dated March 12, 2026, relating to the consolidated financial statements of Rare Earths Americas, Inc., which is included in the Registration Statement on Form S1 (No. 333-295032).

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, P.C.

Philadelphia, Pennsylvania

May 5, 2026